Exhibit 99.1
OUTBACK STEAKHOUSE, INC.
Officer Employment Agreement

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into effective March 8, 2005, by and among A. WILLIAM ALLEN, III, whose address is 4303 Sylvan Ramble St. W., Tampa, FL 33609 and SSN  (hereinafter referred to as “Employee”), OS RESTAURANT SERVICES, INC., a Delaware corporation having its principal office at 2202 N. West Shore Boulevard, 5th Floor, Tampa, Florida 33607 (hereinafter referred to as the “Employer”) and OUTBACK STEAKHOUSE, INC., a Delaware corporation having its principal office at 2202 N. West Shore Boulevard, 5th Floor, Tampa, Florida 33607 (the “Company”).

W I T N E S S E T H:
This Agreement is made and entered into under the following circumstances:

A.     WHEREAS, the Company and the Employer are affiliates of Outback Steakhouse, Inc. (“OSI”); and

B.  WHEREAS, the Company is engaged in the business of owning and operating, through its subsidiaries and their affiliates, various restaurant concepts utilizing operating systems and trademarks owned by or licensed to the Company; and

C.  WHEREAS, the Employer is an affiliate of the Company; and

D.  WHEREAS, the Employer desires, on the terms and conditions stated herein, to employ Employee on behalf of the Company as Chief Executive Officer of the Company; and

E.  WHEREAS, the Employee desires, on the terms and conditions stated herein, to be employed by the Employer on behalf of the Company as Chief Executive Officer.

NOW, THEREFORE, in consideration of the foregoing recitals, and of the premises, covenants, terms and conditions contained herein, the parties hereto agree as follows:

1.  Employment and Term. Subject to earlier termination as provided for in Section 8 hereof, the Employer hereby employs the Employee, and the Employee hereby accepts employment with the Employer, on behalf of the Company as Chief Executive Officer of the Company for a term commencing on March 8, 2005 and expiring March 31, 2015 (“Term of Employment”).

2.  Representations and Warranties. The Employee hereby represents and warrants to the Employer and the Company that the Employee (i) is not subject to any written nonsolicitation or noncompetition agreement affecting the Employee’s employment with the Employer and the Company (other than any prior agreement with the Company), (ii) is not subject to any written confidentiality or nonuse/nondisclosure agreement affecting the Employee’s employment with the Employer and the Company (other than any prior agreement with the Company), and (iii) has brought to the Employer and the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer.

3.  Duties. As Chief Executive Officer of the Company, the Employee shall:

(a)  diligently and faithfully perform all of the duties and functions as may be assigned to the Employee in such capacity by the Board of Directors of the Employer or the Company; and

(b)  not to create a situation that results in termination for “cause” as that term is defined in Section 8 hereof.

The Employee shall be required hereunder to devote one hundred percent (100%) of the Employee’s full business time and effort to the business affairs of the Employer and the Company. The Employee shall be responsible for directly reporting to the Board of Directors of the Employer and the Company on all matters for which the Employee is responsible.

The Employee shall not, during the term of this Agreement, engage in any other business activity; provided, however, that the Employee shall be permitted to invest the Employee’s personal assets and manage the Employee’s personal investment portfolio in such a form and manner as will not require any business services on Employee’s part to any third party or conflict with the provisions of Section 10, Section 11 or Section 15 hereof, or conflict with any published policy of the Employer, the Company or their affiliates, including but not limited to the insider trading policy of the Company or its affiliates.

Notwithstanding the foregoing, Employee shall also be permitted to participate in customary civic and professional activities that will not, in the opinion of the Employer, materially affect Employee’s performance of his duties hereunder. Employee may continue to serve on the advisory board of companies in which Employee has invested (with Employer’s prior written consent as required by Section 10(a)) as long as the business of such companies is not competitive with that of the Company, any subsidiary of the Company, or any of their affiliates. Employee shall not serve on the board of directors of any other company without the prior consent of the Company, which shall not be unreasonably withheld.

Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the Employee shall, during the term of this Agreement and at the request of the Employer or the Company, also serve as an officer of any subsidiary or affiliate of the Employer or the Company as the Employer or the Company shall request. In such capacity, Employee shall be responsible generally for all aspects of such office. All terms, conditions, rights and obligations of this Agreement shall be applicable to Employee while serving in such office as though Employee and such subsidiary or affiliate of the Employer or the Company had separately entered into this Agreement, except that the Employee shall not be entitled to any compensation, vacation, fringe benefits, automobile allowance or other remuneration of any kind whatsoever from such subsidiary or affiliate of the Employer or the Company.

4.  Compensation.

a.  Signing Bonus. Employee shall be entitled to a one-time signing bonus of Two Million Dollars ($2,000,000) payable on May 2, 2005.

b.  Base Salary. During the Term of Employment, the Employee shall be entitled to an annual base salary equal to Seven Hundred and Fifty Thousand Dollars ($750,000), payable in equal biweekly installments by the Employer, to be reviewed annually by the Employer.

c.  Bonus. During the Term of Employment, the Employee shall be entitled to discretionary bonuses pursuant to a bonus plan to be developed by the Compensation Committee of the Company.

5.  Vacation. Employee shall be entitled to three (3) weeks paid vacation (selected by Employee, but subject to the reasonable business requirements of the Company and the Employer as determined by Employee’s supervisor) during each full year during the Term of Employment. Vacation granted but not used in any year shall be forfeited at the end of such one-year period and may not be carried over to any subsequent year.

6.  Fringe Benefits. In addition to any other rights the Employee may have hereunder, the Employee shall also be entitled to receive those fringe benefits, including, but not limited to, complimentary food, life insurance, medical benefits, etc., if any, as may be provided by the Employer to similar senior executives of the Employer. Employee shall be included in the Company’s director and officer insurance and indemnification policies. The Employee shall not be entitled to any benefits of any kind provided by the Company to its employees.

7.   Expenses. Subject to approval by the Chief Financial Officer of the Company and the Employer and compliance with the Company’s and the Employer’s policies, the Employee may incur reasonable expenses on behalf of and in furtherance of the business of the Company and the Employer. Upon approval of such expenses by the Chief Financial Officer, the Company or the Employer, as applicable, shall promptly reimburse the Employee for all such expenses upon presentation by the Employee, from time to time, of appropriate receipts or vouchers for such expenses that are sufficient in form and substance to satisfy all federal tax requirements for the deductibility of such expenses by the Company or the Employer, as applicable.

8.  Termination. Notwithstanding the provisions of Section 1 hereof, the Term of Employment shall terminate prior to the end of the period of time specified in Section 1, immediately upon:

(a)  The death of the Employee; or

(b)  The Employee’s Disability during the Term of Employment. For purposes of this Agreement, the term “Disability” shall mean the inability of the Employee, arising out of any medically determinable physical or mental impairment, to perform the services required of the Employee hereunder for a period of ninety (90) consecutive days; or

(c)  The existence of Cause. For purposes of this Agreement, the term “Cause” shall be defined as:

                                (i)       the conviction of or a plea of guilty by the Employee to a felony;
(ii)  willful misrepresentation of material fact by the Employee in connection with the performance of his duties hereunder;

(iii)  failure of or refusal on the part of the Employee to substantially perform all of his duties hereunder, which failure or refusal shall not be cured within fifteen (15) days following (A) receipt by the Employee of a written notice specifying the factors or events constituting such failure or refusal, and (B) a reasonable opportunity for the Employee to correct such deficiencies; or

(iv)  other material breach of this Agreement by the Employee, which breach shall not be cured within fifteen (15) days after written notice thereof to the Employee.

(v)  Any violation of any covenant or restriction contained in Section 10, Section 11, Section 13 or Section 15 hereof; or

(vi)  Any violation of any material published policy of the Employer, the Company or their affiliates (material published policies include, but are not limited to, the Company’s discrimination and harassment policy, responsible alcohol policy and insider trading policy); or

(d)  at the election of the Employer, at any time; or

(e)  At the election of the Employer, upon the determination by the Company to cease the Company’s business operations.

For all purposes of this Agreement, termination for Cause shall be deemed to have occurred in the event of the Employee’s resignation when, because of existing facts and circumstances, subsequent termination for Cause can be reasonably foreseen.

In the event of termination of this Agreement pursuant to this Section 8, the Employee or the Employee’s estate, as appropriate, shall be entitled to receive (in addition to any fringe benefits payable upon death in the case of the Employee’s death) the base salary provided for herein up to and including the effective date of termination, prorated on a daily basis.

9.  Severance.

(a)General. In the event of termination of this Agreement pursuant to Section 8, the Employee or the Employee’s estate, as appropriate, shall be entitled to receive (in addition to any fringe benefits payable upon death in the case of the Employee’s death) the base salary provided for herein up to and including the effective date of termination (the “Termination Effective Date”), prorated on a daily basis. Except as provided in subsection (b) below, Employee shall not be entitled to receive any severance compensation.

(b)Severance. In the event of termination of this Agreement prior to December 31, 2009 by the Employer pursuant to Section 8(d), Employee shall receive as severance compensation Five Millions Dollars ($5,000,000), payable on the date of termination.

(c)Termination of Right to Severance. The Company and the Employer shall be released from any obligation to pay severance compensation under Subsection (b) if the Employee is continuously employed as Chief Executive Officer of the Company through December 31, 2009.

10.  Noncompetition.

(a)  During Term. Except with the prior written consent of the Employer, during the Employee’s employment with the Employer, the Employee shall not, individually or jointly with others, directly or indirectly, whether for the Employee’s own account or for that of any other person or entity, engage in or own or hold any ownership interest in any person or entity engaged in a restaurant business, and the Employee shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to any such person or entity.

(b)  Post Term. For a continuous period of two (2) years commencing on termination of the Employee’s employment with the Employer, regardless of any termination pursuant to Section 8 or any voluntary termination or resignation by the Employee, the Employee shall not, individually or jointly with others, directly or indirectly, whether for the Employee’s own account or for that of any other person or entity, engage in or own or hold any ownership interest in any person or entity engaged in a restaurant business that is located or intended to be located anywhere within a radius of thirty (30) miles of any restaurant owned or operated by the Employer, the Company, any subsidiary of the Company, or any of their affiliates, or any proposed restaurant to be owned or operated by any of the foregoing, and Employee shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to, any such person, or entity. For purposes of this Section 10(b), restaurants owned or operated by the Employer, the Company or any subsidiary of the Company shall include restaurants operated or owned by an affiliate of the Employer, the Company or any subsidiary of the Company, any successor entity to the Employer, the Company or any subsidiary of the Company, and any entity in which the Employer, the Company, any subsidiary of the Company, or any of their affiliates has an interest, including but not limited to, an interest as a franchisor. The term “proposed restaurant” shall include all locations for which the Employer, the Company, any subsidiary of the Company, or their franchisees or affiliates is conducting active, bona fide negotiations to secure a fee or leasehold interest with the intention of establishing a restaurant thereon.

(c)  Limitation. Notwithstanding subsections (a) and (b), it shall not be a violation of this Section 10 for Employee to own a one percent (1%) or smaller interest in any corporation required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or successor statute.

11.  Nondisclosure; Nonsolicitation; Nonpiracy. Except in the performance of Employee’s duties hereunder, at no time during the Term of Employment, or at any time thereafter, shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use, or authorize anyone else to publish, disclose, or use, any secret or confidential material or information relating to any aspect of the business or operations of the Employer, the Company, any subsidiary of the Company, or their affiliates, including, without limitation, any secret or confidential information relating to the business, customers, trade or industrial practices, trade secrets, technology, recipes or know-how of any of the Employer, the Company, any subsidiary of the Company, or their affiliates. Moreover, during the Employee’s employment with the Company and for two (2) years thereafter, Employee shall not offer employment to any employee of the Employer, the Company, any subsidiary of the Company, their franchisees or affiliates, or otherwise solicit or induce any employee of the Employer, the Company, any subsidiary of the Company, their franchisees or affiliates to terminate their employment, nor shall Employee act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, owner or part owner, or in any other capacity, for any person or entity that solicits or otherwise induces any employee of the Employer, the Company, any subsidiary of the Company, their franchisees or affiliates to terminate their employment.

12.  Employer or Company Property: Employee Duty to Return. All Employer or Company products, recipes, product specifications, training materials, employee selection and testing materials, marketing and advertising materials, special event, charitable and community activity materials, customer correspondence, internal memoranda, products and designs, sales information, project files, price lists, customer and vendor lists, prospectus reports, customer or vendor information, sales literature, territory printouts, call books, notebooks, textbooks, and all other like information or products, including all copies, duplications, replications, and derivatives of such information or products, now in the possession of Employee or acquired by Employee while in the employ of the Employer or the Company, shall be the exclusive property of the Employer and the Company and shall be returned to the Employer or the Company no later than the date of Employee’s last day of work with the Employer or the Company.

13.  Inventions, Ideas, Processes, and Designs. All inventions, ideas, recipes, processes, programs, software, and designs (including all improvements) (i) conceived or made by Employee during the course of Employee’s employment with the Employer or the Company (whether or not actually conceived during regular business hours) and for a period of six (6) months subsequent to the termination or expiration of such employment and (ii) related to the business of the Employer or the Company, shall be disclosed in writing promptly to the Employer and the Company and shall be the sole and exclusive property of the Employer and the Company. An invention, idea, recipe, process, program, software or design (including an improvement) shall be deemed “related to the business of the Employer or the Company” if (a) it was made with equipment, supplies, facilities, or confidential information of the Employer or the Company, (b) results from work performed by Employee for the Employer or the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Employer or the Company. Employee shall cooperate with the Employer and the Company and their attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, recipes, processes, and designs to the Employer or the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Employer and the Company, and Employee shall be bound by such decision. Employee shall provide, on the back of this Employment Agreement, a complete list of all inventions, ideas, recipes, processes, and designs if any, patented or unpatented, copyrighted or non-copyrighted, including a brief description, that the Employee made or conceived prior to Employee’s employment with the Employer and the Company and that therefore are excluded form the scope of this Agreement.

14.  Employer’s and Company’s Promise to Give Employee Trade Secrets and Training. In return for Employee’s agreement not to use or disclose Employer’s or the Company’s trade secrets, training, systems and confidential proprietary business methods, Employer and the Company unconditionally promise to give Employee within ninety (90) days of the signing of this contract trade secrets, specialized training and other confidential proprietary business methods.

Specifically, Employer and the Company unconditionally promise to give Employee one-on-one training from executives, trainers, and senior employees of Employer, the Company or their affiliates. Further, the training will include training and information concerning procedures and confidential proprietary methods Employer and the Company use to obtain and retain business from their customer base, operations in Employer’s and the Company’s home office, marketing and sales techniques, and information regarding the confidential information listed in Section 10(b) of this Agreement. Further, after the ninety (90) days, as Employer and the Company develop (during Employee’s employment with Employer) additional trade secrets, employee surveys and analyses, financial data and other confidential proprietary business methods and overall marketing plans and strategies, Employer and the Company promise to continue to provide, on a periodic basis, said confidential information and additional training and analysis from their executives, trainers and/or senior employees to Employee for so long as Employee is employed by Employer as Chief Executive Officer.

15.  Employee’s Promise Not to Disclose Trade Secrets and Confidential Information. Employee understands and agrees that Employer and the Company will provide unique and specialized training and confidential information concerning Employer’s and the Company’s business operations, including, but not limited to, recipes, product specifications, restaurant operating techniques and procedures, marketing techniques and procedures, financial data, processes, vendors and other information that was developed and maintained at considerable effort and expense to Employer and the Company, for the Employer’s and the Company’s sole and exclusive use, and which if used by the Employer’s or the Company’s competitors would give them an unfair business advantage. Employee believes the unconditional promise to provide said information is sufficient consideration for Employee’s promise to adhere to the restrictive covenants of Section 10, Section 11, Section 13, and Section 15 of this Agreement.

16.  Restrictive Covenants: Consideration; Non-Estoppel; Independent Agreements; and Non-Executory Agreements. The restrictive covenants of Section 10, Section 11, Section 13 and Section 15 of this Agreement are given and made by Employee to induce the Employer to employ the Employee and to enter into this Agreement with the Employee, and Employee hereby acknowledges that employment with the Employer is sufficient consideration for these restrictive covenants.

The restrictive covenants of Section 10, Section 11, Section 13 and Section 15 of this Agreement shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Employer or the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of any restrictive covenant. The Employer and the Company have fully performed all obligations entitling them to the restrictive covenants of Section 10, Section 11, Section 13, and Section 15 of this Agreement, and those restrictive covenants therefore are not executory or otherwise subject to rejection under the Bankruptcy Code.

The refusal or failure of the Employer or the Company to enforce any restrictive covenant of Section 10, Section 11, Section 13 or Section 15 of this Agreement (or any similar agreement) against any other employee, agent, or independent contractor, for any reason, shall not constitute a defense to the enforcement by the Employer or the Company of any such restrictive covenant, nor shall it give rise to any claim or cause of action by Employee against the Employer or the Company.

17.  Reasonableness of Restrictions; Reformation; Enforcement. The parties hereto recognize and acknowledge that the geographical and time limitations contained in Section 10, Section 11, Section 13 and Section 15 hereof are reasonable and properly required for the adequate protection of the Company’s and the Employer’s interests. Employee acknowledges that the Company is the owner or the licensee of various trademarks, and the owner or the licensee of various restaurant operating systems and will provide to Employee training in and confidential information concerning such restaurant operating systems in reliance on the covenants contained in Section 10, Section 11, Section 13 and Section 15 hereof. It is agreed by the parties hereto that if any portion of the restrictions contained in Section 10, Section 11, Section 13 or Section 15 are held to be unreasonable, arbitrary, or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area that is determined to be reasonable, nonarbitrary, and not against public policy may be enforced against Employee. If Employee shall violate any of the covenants contained herein and if any court action is instituted by the Company or the Employer to prevent or enjoin such violation, then the period of time during which the Employee’s business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the Employee’s breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

In the event it is necessary for the Company or the Employer to initiate legal proceedings to enforce, interpret or construe any of the covenants contained in Section 10, Section 11, Section 13 or Section 15 hereof, the prevailing party in such proceedings shall be entitled to receive from the non-prevailing party, in addition to all other remedies, all costs, including reasonable attorneys’ fees, of such proceedings including appellate proceedings.

18.  Specific Performance. Employee agrees that a breach of any of the covenants contained in Section 10, Section 11, Section 13 or Section 15 hereof will cause irreparable injury to the Company and the Employer for which the remedy at law will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, the Company and the Employer shall be entitled, in addition to any other rights and remedies they may have at law or in equity, to obtain an injunction to restrain Employee from any threatened or actual activities in violation of any such covenants. Employee hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings that might be brought to enforce any such covenants without the necessity of proof of actual damages, and in the event the Company or the Employer does apply for such an injunction, Employee shall not raise as a defense thereto that the Company or the Employer has an adequate remedy at law.

19.  Restriction on Transfer. The parties acknowledge that AWA III STEAKHOUSES, INC., a California corporation (“AWA”) is the owner of a membership interest in OUTBACK/FLEMING’S, LLC (the “LLC”). A trust in which Employee is a grantor and trustee is the sole shareholder of AWA. Employee acknowledges that he is familiar with, and has agreed to, the restrictions on transfer, purchase options, and rights of first refusal concerning the membership interests in the LLC (the “LLC Interests”) that are provided in the Operating Agreement of the LLC. Employee and AWA hereby covenant and agree that Employee and/or AWA shall not nor will Employee permit AWA to: sell, assign, convey, give, transfer, pledge, hypothecate or otherwise alienate, dispose of or encumber, voluntarily or by operation of law, any LLC Interest or capital stock of AWA, now owned or hereafter acquired, or any right, title or interest therein, during the period of the purchase options and right of first refusal contained in the Operating Agreement of the LLC or in this Employment Agreement.

20.  Right of First Refusal. If, at any time after the expiration or termination of Employee’s employment with the Employer, Employee or AWA desires to transfer any LLC Interest, Employee and AWA shall, prior to any such transfer, give Prime written notice of such desire (“Transfer Notice”), which Transfer Notice shall specify the LLC Interest to be transferred, the identity of the proposed transferee, the purchase price of the LLC Interest to be transferred and the terms for payment of said purchase price (“Purchase Price”). Any purported Transfer Notice that does not comply with the requirements of this Section 20 shall be null and void and of no effect hereunder. Upon receipt of a proper Transfer Notice, Prime shall have the right to acquire Employee’s and AWA’s entire LLC Interest or such portion of the LLC Interest as is specified in the Transfer Notice, on terms identical to the Purchase Price or proportionately identical if Prime elects to purchase the entire LLC Interest. In the event the Purchase Price contains terms that Prime cannot reasonably duplicate, Prime shall have the right to substitute the reasonable cash equivalent thereof.

(a) Prime shall exercise the right of first refusal provided herein by mailing written notice thereof (“Election Notice”) to Employee and AWA within thirty (30) days of the date of receipt of the Transfer Notice, stating whether Prime has elected to purchase the entire LLC Interest of Employee and AWA or such portion as was specified in the Transfer Notice, if less. In the event Prime- fails to mail the Election Notice to Employee within said thirty (30) day period, Prime’s rights under this Section 20 shall lapse [except as provided in Subsection (b)].

(b) The closing for any purchase hereunder shall be consummated and closed on a date and at a place designated by Prime in a notice (“Closing Notice”) to AWA, provided such consummation and closing date shall occur within sixty (60) days from the date of mailing of the Election Notice. At such closing, Employee and AWA shall execute and deliver all documents and instruments as are necessary and appropriate, in the opinion of counsel for Prime, to effectuate the transfer of the LLC Interest to Prime in accordance with the terms of the Transfer Notice and Prime shall deliver the Purchase Price to AWA hereunder in immediately available funds. In the event Employee has any outstanding debts to Prime, such debts, including any accrued interest, shall be repaid from the Purchase Price at closing. In the event Prime does not elect pursuant to the provisions herein to exercise its rights specified herein, or in the event the closing for any purchase pursuant to the provisions herein does not occur within the time limits specified herein, then AWA shall be free to transfer the exact portion of its LLC Interest as was specified in the Transfer Notice to the person or entity identified in the Transfer Notice in exchange for the exact Purchase Price as was specified in the Transfer Notice, provided, however, that the closing and consummation of such transfer shall occur within one hundred thirty (130) days after the date of mailing of the Transfer Notice. In the event such transfer is not so closed and consummated within such period, the purchase option granted to Prime herein shall again be exer-cisable and Employee shall make no Transfer of any portion of his Interest, or any right, title or interest therein, until he has again complied with all terms and provisions of this Section 20.

21.  Effect of Termination. The termination of this Agreement, for whatever reason, or the expiration of this Agreement shall not extinguish those obligations of Employee specified in Section 10, Section 11, Section 12, Section 13 and Section 15 hereof. The restrictive covenants of Section 10, Section 11, Section 12, Section 13, and Section 15 shall survive the termination or expiration of this Agreement. The termination or expiration of this Agreement shall extinguish the right of any party to bring an action, either in law or in equity, for breach of this Agreement by any other party.

22.  Captions; Terms. The captions of this Agreement are for convenience only, and shall not be construed to limit, define, or modify the substantive terms hereof.

23.  Acknowledgments. Employee hereby acknowledges that the Employee has been provided with a copy of this Agreement for review prior to signing it, that the Employee has been given the opportunity to have this Agreement reviewed by Employee’s attorney prior to signing it, that the Employee understands the purposes and effects of this Agreement, and that the Employee has been given a signed copy of this Agreement for Employee’s own records.

24.  Notices. All notices or other communications provided for herein to be given or sent to a party by the other party shall be deemed validly given or sent if in writing and mailed, postage prepaid, by certified United States mail, return receipt requested, addressed to the parties at their addresses hereinabove set forth. Any party may give notice to the other party at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed.

25.  Severability. Each section, subsection, and lesser Section of this Agreement constitutes a separate and distinct undertaking, covenant, or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

26.  Waiver. The failure of a party to enforce any term, provision, or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision, or condition for the future, nor shall any specific waiver of a term, provision, or condition at one time be deemed a waiver of such term, provision, or condition for any future time or times.

27.  Parties. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their legal representatives, and proper successors or assigns, as the case may be.

28.  Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to the principles of comity or conflicts of laws thereof.

29.  Consent to Personal Jurisdiction and Venue. Employee hereby consents to personal jurisdiction and venue, for any action brought by the Employer or the Company arising out of a breach or threatened breach of this Agreement or out of the relationship established by this Agreement, exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida; Employee hereby agrees that any action brought by Employee, alone or in combination with others, against the Employer or the Company, whether arising out of this Agreement or otherwise, shall be brought exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida.

30.  Affiliate. Whenever used in this Agreement, the term “affiliate” shall mean, with respect to any entity, all persons or entities (i) controlled by the entity, (ii) that control the entity, or (iii) that are under common control with the entity.

31.  Cooperation. Employee shall cooperate fully with all reasonable requests for information and participation by the Employer or the Company, their agents, or their attorneys, in prosecuting or defending claims, suits, and disputes brought on behalf of or against one or both of them and in which Employee is involved or about which Employee has knowledge.

32.  Amendments. No change, modification, or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all signatories to this Agreement.

33.  WAIVER OF JURY TRIAL. ALL PARTIES TO THIS AGREEMENT KNOW AND UNDERSTAND THAT THEY HAVE A CONSTITUTIONAL RIGHT TO A JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE OUT OF THIS AGREEMENT WILL INVOLVE COMPLICATED AND DIFFICULT FACTUAL AND LEGAL ISSUES.

THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

THE PARTIES INTEND THIS WAIVER OF THE RIGHT TO A JURY TRIAL BE AS BROAD AS POSSIBLE. BY THEIR SIGNATURES BELOW, THE PARTIES PROMISE, WARRANT AND REPRESENT THAT THEY WILL NOT PLEAD FOR, REQUEST OR OTHERWISE SEEK TO HAVE A JURY TO RESOLVE ANY AND ALL DISPUTES THAT MAY ARISE BY, BETWEEN OR AMONG THEM.

34.  Entire Agreement; Counterparts. This Agreement and the agreements referred to herein constitute the entire agreement between the parties hereto concerning the subject matter hereof, and supersede all prior memoranda, correspondence, conversations, negotiations and agreements. This Agreement may be executed in several identical counterparts that together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

“EMPLOYEE”

_______________________________________	_________________________________________
Witness	A. WILLIAM ALLEN, III

_______________________________________
Witness

“EMPLOYER”

Attest:	OS RESTAURANT SERVICES, INC.,
a Delaware corporation

By: _____________________________________	By: _____________________________________
JOSEPH J. KADOW, Secretary	ROBERT S. MERRITT, Senior Vice President

“COMPANY”

Attest:	OUTBACK STEAKHOUSE, INC.
a Delaware corporation

By: _____________________________________	By: _____________________________________
JOSEPH J. KADOW, Secretary	ROBERT S. MERRITT, Senior Vice President

                                                                                                     JOINDER OF AWA

AWA III Steakhouses, Inc., a California corporation (“AWA”) hereby agrees to be bound by, perform and comply with all restrictions, agreements, covenants, and obligations applicable to AWA contained in Section 19 and Section 20 of this Agreement.

Attest:	AWA III STEAKHOUSES, INC.

By: _____________________________________	By: _____________________________________
, Secretary	A. WILLIAM ALLEN, III President